UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2017

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2231 Rutherford Rd, Suite 200
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 29, 2017, we entered into an amended and restated loan and security agreement (the “Amended and Restated Loan Agreement”) with East West Bank (“EWB”). The Amended & Restated Loan Agreement amends and restates the loan and security agreement that we entered into with EWB dated as of April 14, 2015 (as the same has been previously amended, the “Prior Loan Agreement”).

The following is a summary of the material terms of the Amended and Restated Loan Agreement:

●	EWB will loan us $4,500,000 as a one-time 36-month term loan, $4,450,000 of which we must use to refinance the $4,450,000 that we had outstanding under the Prior Loan Agreement. We will apply the additional $50,000 to pay the facility fee ($45,000) and to pay reasonable costs or expenses incurred by EWB in connection with, among other matters, the preparation and negotiation of the Amended and Restated Loan Agreement, and any balance will be used for working capital.

●	We will be required to make payments on the loan on the last calendar day of each month commencing on December 31, 2017 and through its maturity date, November 29, 2020. Payments will be interest only until the payment due on June 30, 2018, at which time payments will become principal plus interest.

●	Other than during the continuance of an event of default, the loan will bear interest, on the outstanding daily balance thereof, at our option, at the rate of either of the following: (A) a variable rate per annum equal to the prime rate as set forth in The Wall Street Journal plus 1.75%, and (B) at a fixed rate per annum equal to the LIBOR rate for the interest period for the advance plus 4.75%.

●	We continue to grant and pledge to EWB a first-priority security interest in all our existing and future personal property, including our intellectual property, subject to customary exceptions.

●	Subject to customary exceptions, we continue to generally be prohibited from borrowing additional Indebtedness other than subordinated debt and up to $2.0 million in the aggregate for the purpose of equipment financing to the extent EWB approves such debt. “Indebtedness” means (i) all our other indebtedness for borrowed money or the deferred purchase price of property or services, (ii) all our obligations evidenced by notes, bonds, debentures and similar instruments, (iii) all our capital lease obligations, and (iv) all our contingent obligations.

●	We must comply with the following financial covenants:

●	Minimum Fixed Charge Coverage Ratio – We must not have a Fixed Charge Coverage Ratio (as defined below) as of the last day of a fiscal quarter less than 1.25 to 1.00; provided, however, that if our unrestricted cash exceeds the loan principal outstanding, then what would otherwise be a breach of the covenant will be deemed automatically cured. The automatic cure may not be used more than (A) two times in any fiscal year or (B) four times during the term of the Amended and Restated Loan Agreement. The Fixed Charge Coverage Ratio means the ratio of (a) Adjusted EBITDA (as defined below) for the four fiscal quarters ending on the applicable measuring date, less (i) unfinanced capital expenditures during such period and (ii) cash taxes paid during such period, to (b) the sum of (i) scheduled principal and interest payments with respect to the loan, (ii) scheduled principal and interest payments with respect to other Indebtedness (as defined below) and (C) scheduled lease payments. “Adjusted EBITDA” means (a) EBITDA (which is net income, plus interest expense, plus, to the extent deducted in the calculation of net income, depreciation expense and amortization expense, plus income tax expense) plus (b) other noncash expenses and charges, plus (c) to the extent approved by EWB, other onetime charges, plus (g) to the extent approved by EWB, any losses arising from the sale, exchange, transfer or other disposition of assets not in the ordinary course of business.

●	Minimum Liquidity – We must maintain Liquidity (as defined below) of not less than $2,000,000, which will be tested the last day of each calendar month. “Liquidity” means the aggregate amount of unrestricted cash we have in deposit accounts or securities accounts maintained with EWB.

●	Maximum Sr. Leverage Ratio – We must not have a Senior Leverage Ratio (as defined below) as of the last day of a fiscal quarter greater than 2.75 to 1.00 for fiscal quarters ending December 31, 2017 through March 31, 2018, and 2.50 to 1.00 for fiscal quarters ending June 30, 2018 and later. “Senior Leverage Ratio” means, as of the last day of a fiscal quarter, the ratio of (a) our all Indebtedness outstanding on such day, other than subordinated debt, to (b) Adjusted EBITDA for four fiscal quarters ending on such day.

We are no longer required to comply with the financial and operational covenants that were applicable under the Prior Loan Agreement.

The Amended and Restated Loan Agreement includes customary representations, warranties and covenants (affirmative and negative), including restrictive covenants that limit our ability to: dispose of all or any part of our business or property; merge or consolidate with or into any other business organization; incur or prepay additional indebtedness; declare or pay any dividend or make a distribution on any class of our stock; or enter into specified material transactions with our affiliates; in each case subject to specified exceptions.

The Amended and Restated Loan Agreement also includes standard events of default, including: payment defaults; breaches of covenants following any applicable cure period; material breaches of representations or warranties; the occurrence of a material adverse effect (as defined in the Amended and Restated Loan Agreement); events relating to bankruptcy or insolvency; and the occurrence of an unsatisfied material judgment against us. Upon the occurrence of an event of default, EWB may declare all outstanding obligations immediately due and payable, do such acts as it considers necessary or reasonable to protect its security interest in the collateral, and take such other actions as are set forth in the Amended and Restated Loan Agreement. From and after the occurrence, and during the continuance, of an event of default, obligations will bear interest at 2.0% above the rate that is otherwise applicable to such obligations immediately prior to the occurrence of the event of default.

The foregoing summary description of the Amended and Restated Loan Agreement does not purport to be complete and is qualified in its entirety by reference to a copy thereof, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 1.01 is incorporated into this Item 1.02 by reference. On November 29, 2017, the Prior Loan Agreement was amended and restated, and, as a result thereof, terminated in its entirety upon the effectiveness of the Amended and Restated Loan Agreement.

Under the Prior Loan Agreement, we could request advances in an aggregate outstanding amount at any time up to the lesser of (a) $7,500,000, which we referred to as the revolving line, or (b) the sum of $2,000,000 (which the we referred to as the “sublimit”) plus the amount equal to our borrowing base, in each case, less the aggregate outstanding principal amount of prior advances. On June 15, 2017, the sublimit became zero. Advances bore interest, at our option, at the rate of either (A) a variable rate per annum equal to the prime rate as set forth in The Wall Street Journal plus 3.25% (which, after we repaid the sublimit in April 2017, decreased to 1.75%), or (B) at a fixed rate per annum equal to the LIBOR Rate for the interest period for the advance plus 6.00% (which, after we repaid the sublimit in April 2017, decreased to 4.50% on all amounts then outstanding and on any subsequent borrowings). All advances were due on January 15, 2018. All advances were secured by a first-priority security interest in all our existing and future personal property, including our intellectual property, subject to customary exceptions.

The foregoing summary description of the Prior Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of (a) the Prior Loan Agreement, which was filed as an exhibit to our Form 8-K filed with the U.S Securities and Exchange Commission (the “SEC”) on April 16, 2015, (b) the First Amendment to Loan and Security Agreement and Waiver by and between us and EWB dated March 10, 2016, which was filed as an exhibit to our Form 10-Q filed with the SEC on May 9, 2016, (c) the Second Amendment to the Loan and Security Agreement by and between us and EWB dated December 30, 2016, which was filed as an exhibit to our Form 8-K filed with the SEC on December 30, 2016, and (d) the Third Amendment to the Loan and Security Agreement by and between us and EWB dated February 28, 2017, which was filed as an exhibit to our Form 8-K filed with the SEC on March 3, 2017, each of which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Loan and Security Agreement by and between East West Bank and NTN Buzztime, Inc. dated November 29, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

BY:	/s/ Allen Wolff
Allen Wolff
Chief Financial Officer

Date: November 30, 2017